UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 8, 2017

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21900 Burbank Blvd., Suite 270
	Woodland Hills, California	91367
	(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                               Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07           Submission of Matters to a Vote of Security Holders

On June 8, 2017, Talon International, Inc. (“Talon”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 92,274,255 shares of our common stock were outstanding and entitled to vote, and 50,855,569 shares (or approximately 55% of the total voting shares) were represented at the meeting in person or by proxy.

Immediately following the Annual Meeting, Talon’s board of directors was comprised of Mark Dyne, Larry Dyne, David Ellis and Robert L. Golden, all of whom were re-elected by the requisite vote of shareholders at the Annual Meeting.

The following summarizes vote results for those matters submitted to Talon’s stockholders for action at the Annual Meeting:

1.	Election of four directors by the holders of our common stock.

Director	Total Shares Voting on Matter	For	Withhold	Broker Non-Votes
Mark Dyne	50,855,569	26,524,289	5,546,833	18,784,447
Larry Dyne	50,855,569	26,524,289	5,546,833	18,784,447
David Ellis	50,855,569	26,698,489	5,372,633	18,784,447
Robert L. Golden	50,855,569	26,698,489	5,372,633	18,784,447

2.	Advisory vote on Executive Compensation (Say on Pay).

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes
50,855,569	25,691,139	6,375,883	4,100	18,784,447

3.	Ratification of the selection of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes
50,855,569	44,806,294	6,049,275	-	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: June 12, 2017	By:	/s/ Larry Dyne
Larry Dyne, Chief Executive and Chief Financial Officer